Exhibit 5.1

August 1, 2024

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, NY 10014

Ladies and Gentlemen:

We have acted as securities counsel to Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 682,593 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold by the selling stockholder identified in the Registration Statement and the base prospectus (the “Base Prospectus”) contained therein (the “Shares”).

In connection with our representation, we have examined: (i) the Registration Statement, including the Base Prospectus contained therein, and exhibits thereto, (ii) Second Amended and Restated Certificate of Incorporation and Amended Bylaws, each as amended to date, (iii) the proceedings and actions taken by the Board of Directors of the Company with respect to the Shares and (iv) other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and that all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement(s).

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares are validly issued, fully paid and nonassessable.

We render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Delaware and the federal laws of the United States. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP